EXHIBIT 32.1
STATEMENT PURSUANT TO 18 U.S.C. § 1350
     In connection with the Quarterly Report on Form 10-Q of Clinical Data, Inc. (the “Company”) for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Andrew J. Fromkin, Chief Executive Officer and President of the Company, and C. Evan Ballantyne, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2009	/s/ Andrew J. Fromkin
Andrew J. Fromkin
President and Chief Executive Officer

Date: November 9, 2009	/s/ C. Evan Ballantyne
C. Evan Ballantyne
Executive Vice President and Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference into any filing of the Company under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.